UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2009

Invesco Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-13908 (Commission File Number)	98-0557567 (IRS Employer Identification No.)

Invesco Ltd.

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Telephone: (404) 479-2945

Facsimile: (404) 962-8293

(Address of Principal Executive Offices)

(404) 892-0896

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2009, Invesco Ltd., (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (the “Underwriters”), with respect to a registered public offering (the “Offering”) of 32,890,000 common shares, par value $0.20 per share, (the “Shares”) of the Company, which includes the over-allotment option exercised by the Underwriters, for an aggregate public offering price of $460,460,000. On May 26, 2009, the Offering closed.

The Purchase Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-3 (Registration No. 333-159312) that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2009, relating to the public offering from time to time of securities of the Company pursuant to Rule 415 of the Securities Act.

Item 8.01. Other Events

On May 26, 2009, Appleby delivered its validity opinion with respect to the Shares offered by Invesco Ltd. A copy of the validity opinion is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

1.1

Purchase Agreement dated May 20, 2009, by and among Invesco Ltd., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

99.1	Opinion of Appleby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009

Invesco Ltd.

By: /s/ Kevin M. Carome Kevin M. Carome Senior Managing Director and General Counsel